Exhibit 3.2
AMENDED AND RESTATED
BY-LAWS
OF
GNC CORPORATION
a Delaware Corporation
Effective: July 27, 2006

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Section 7.	Indemnification of Employee and Agents of the Corporation	17
Section 8.	Nature of Rights	17

	ARTICLE IX AMENDMENTS

Section 1.	By the Board of Directors	18
Section 2.	By the Stockholders	18

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BY-LAWS
OF
GNC CORPORATION
(hereinafter called the “Corporation”)
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
     Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law (the “GCL”).
     Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders.
     Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or by the Chairman of the Board of Directors; provided, that, if GNC Investors, LLC, or its affiliates (the “Sponsor”) owns 50.0% or more of the outstanding shares of the Corporation’s common stock, then special meetings of the stockholders also may be called by holders of no less than 25.0% of the outstanding shares of the Corporation’s common stock. As used in this Section 3 of this Article II, the term “affiliates” shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting; the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting; and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.
     Section 5. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place (if any), and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, then notice of the adjourned meeting in accordance with the requirements of Section 4 of this Article II shall be given to each stockholder of record entitled to notice of and to vote at the meeting.
     Section 6. Quorum. Unless otherwise required by applicable law, the Certificate of Incorporation, or these By-Laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of capital stock having a majority of the votes which could be cast by the holders of all issued and outstanding shares of capital stock of the Corporation entitled to vote at the meeting shall constitute a quorum for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 of this Article II, until a quorum shall be present or represented.
     Section 7. Voting. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 11(a) of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election, unless (in either case) so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of issued and outstanding shares of capital stock entitled to vote that are present in person or by proxy at the meeting. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, if any such electronic transmission sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Except as otherwise required by law, the Certificate of Incorporation, or these By-Laws, (i) in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting that are entitled to vote on the subject matter shall be the act of the stockholders, and (ii) directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting that are entitled to vote on the election of directors.

     Section 8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders or (if applicable) to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, such authorization to be by an instrument in writing or by any transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period.
     Section 9. Action Without Meeting. As long as the Sponsor owns 50.1% or more of the outstanding shares of the common stock, then any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and vote. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed written, signed, and dated for the purposes of the preceding sentence, so long as such electronic transmission sets forth or is delivered with information from which the Corporation can determine that the electronic transmission was transmitted by the stockholder or proxy holder, or by a person or persons authorized to act for the stockholder or proxy holder, and the date on which such stockholder or proxy holder or authorized person or persons transmitted the electronic transmission. If the Board of Directors is soliciting the written consent of stockholders of the Corporation, an electronic transmission of a written consent by or on behalf of a stockholder pursuant to that solicitation may be delivered to the President or the Secretary of the Corporation or a person designated by the President or the Secretary of the Corporation. The President or the Secretary of the Corporation, or the designee of either of them, shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted in the corporate records of the Corporation. If the Sponsor owns less than 50.1% of the outstanding shares of the common stock, then any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders, unless such written consent is unanimous.
     Section 10. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information for any stockholder on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, so long as the information required to gain access to such list is provided with a notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network.
Section 11. Record Date.
     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
     Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.
     Section 13. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
Section 14. Notice of Stockholder Business and Nominations.
(a) (i) To be properly brought before an annual meeting or special meeting, nominations of persons for election to the Board of Directors or other business must be (A) specified in the notice of meeting given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before the meeting by a stockholder.

(ii) For any nomination or other business to be properly brought before an annual meeting by a stockholder, (A) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation; (B) the subject matter thereof must be a matter which is a proper subject matter for stockholder action at such meeting; and (C) the stockholder must be a stockholder of record of the Corporation at the time the notice required by this Section 14 of Article II is delivered to the Corporation and must be entitled to vote at the meeting.

(iii) Except as otherwise provided in the Certificate of Incorporation, to be considered timely notice regarding an annual meeting, a stockholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 120 calendar days before the anniversary of the date of the Corporation’s proxy statement release to stockholders in connection with the previous year’s annual meeting of stockholders. If no annual meeting was held in the previous year, if no proxy statement was released to stockholders in connection with the previous year’s annual meeting, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary not later than the later of the close of business on the 90th day prior to such annual meeting or the tenth day following the day on which the date of the annual meeting was first publicly announced or disclosed (including, without limitation, by mailing or transmitting notice of the meeting), whichever is earlier. Except as otherwise provided in the Certificate of Incorporation, to be considered timely notice to nominate any person or persons for election to the Board of Directors at any special meeting of stockholders called by the Corporation for the purpose of electing one or more directors, a stockholder’s notice to nominate any person or persons for election must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than the tenth day following the day on which the date of the special meeting and the number of directors to be elected at that meeting was first publicly announced or disclosed by the Corporation. In any event, such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such other information as may be required by the Corporation pursuant to any policy of the Corporation governing the selection of directors; and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any business the stockholder proposes to bring before the meeting, (1) a brief description of such business; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal or nomination is made, (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (2) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner; (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of such stockholder’s intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(iv) Notwithstanding anything in paragraph (a)(iii) of this Section 14 of Article II to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement or disclosure by the Corporation indicating the increased number of directors or naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 14 of Article II shall also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement or disclosure is first made by the Corporation.
     (b) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors; or (ii) if the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 14 of Article II is delivered to the Secretary, who is entitled to vote at the meeting upon such election, and who complies with the notice procedures set forth in this Section 14 of Article II.
     (c) Notwithstanding the foregoing provisions of this Section 14 of Article II, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act. Nothing in this Section 14 of Article II shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act; or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. The chairman of a meeting shall determine all matters relating to the conduct of the meeting, including (without limitation) determining whether any nomination or item of business has been properly brought before the meeting in accordance with these By-Laws (including, without limitation, whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(iii)(C)(4) of this Section 14 of Article II), and if the chairman should so determine and declare that any nomination or item of business has not been properly brought before a meeting, then such business shall not be transacted at such meeting and such nomination shall be disregarded.
     (d) Notwithstanding the foregoing provisions of this Section 14 of Article II, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present a nomination or item of business, such proposed business shall not be transacted and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
ARTICLE III
DIRECTORS
     Section 1. Number and Term. The stockholders shall elect a Board of Directors to oversee the Corporation’s business. The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall be fixed from time to time by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. Directors need not be stockholders.
     Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.
     Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.
     Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, the President, or any two or more directors or by one director in the event that there is only a single director in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director (i) in person or by telephone, or by prepaid courier, by telecopy, or by electronic transmission to the director’s business, home, or electronic-mail address in the Corporation’s records at least 24 hours before the meeting, or (ii) by first-class, postage-prepaid mail to the director’s business or home address in the Corporation’s records at least 72 hours before the meeting.
     Section 5. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
     Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock of the Corporation, then outstanding, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

     Section 7. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
     Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 of Article III shall constitute presence in person at such meeting.
     Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving, adopting or recommending to the stockholders, any action or matter expressly required by Delaware law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any By-Law of the Corporation Each committee shall keep regular minutes and report to the Board of Directors when required.
     Section 11. Compensation. Directors shall be entitled to such compensation for their services as may be determined by the Board of Directors, including (if so determined), without limitation, payment of their expenses, if any, of attendance at each meeting of the Board of Directors and a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be provided compensation for service as committee members, as determined by the Board of Directors.
ARTICLE IV
OFFICERS
     Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors who must be a director and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.
     Section 2. Election. The Board of Directors, at its first meeting held after each annual meeting of stockholders (or action by written consent of stockholders in lieu of the annual meeting of stockholders), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.
     Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
     Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the President as the Chief Executive Officer, and, except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.
     Section 5. President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, provided the President is also a director, the Board of Directors. If there be no Chairman of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.
     Section 6. Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
     Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board (if there be one) or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
     Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.
     Section 9. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
     Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.
     Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
     Section 12. Removal and Resignation. Any officer of the Corporation may be removed as such, with or without case, by the Board of Directors at any time. Any officer of the

Corporation may resign as such at any time upon written notice to the Corporation. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
ARTICLE V
STOCK
     Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.
     Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
     Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.
     Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
     Section 5. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
     Section 7. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
ARTICLE VI
NOTICES
     Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by courier, and (without limiting the foregoing) any notice to stockholders given by the Corporation under any provision of the GCL, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given, in accordance with Section 232 of the GCL.
     Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which the notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII
GENERAL PROVISIONS
     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the GCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
     Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
     Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 5. Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended or restated and in effect from time to time.
     Section 6. Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.
     Section 7. Inconsistent Provisions. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Laws of the State of Delaware or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VIII
INDEMNIFICATION
     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including (without limitation) any appeal therefrom (hereinafter a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise (hereinafter an “indemnitee”), whether the basis of such proceeding is an alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and other applicable law against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that (i) except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee (which shall not include counterclaims or cross-claims initiated by others) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation or is otherwise required by law, and (ii) the Corporation shall not be required to indemnify any such indemnitee in connection with any proceeding (or part thereof) against such indemnitee providing for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act or similar provisions of any other law, and (iii) the Corporation shall not be required to indemnify any such indemnitee for any amount for which payment has actually been made to or on behalf of such indemnitee under any insurance policy or other source of indemnity payment, except with respect to any excess beyond the amount paid.
     Section 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the GCL requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VIII or otherwise.
     Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or Section 2 of this Article VIII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, or (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the GCL. Neither the failure of the Corporation (including, without limitation, its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including, without limitation, its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise, shall be on the Corporation.
     Section 4. Certain Definitions. The definitions set forth in Sections 145(h) and 145(i) of the GCL shall apply to this Article VIII. In addition, any reference to “serving at the request of the Corporation” shall also include (without limitation) service as a director, officer, manager, trustee, or the equivalent of another entity of which a majority of the shares of stock or other equity interests in that entity is owned directly or indirectly by the Corporation.
     Section 5. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereunder acquire under any statute, the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or directors or otherwise.
     Section 6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.
     Section 7. Indemnification of Employee and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, indemnify or grant rights to indemnification and advance or grant rights to advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
     Section 8. Nature of Rights. The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
ARTICLE IX
AMENDMENTS
     Section 1. By the Board of Directors. These By-Laws may be altered, amended or repealed, or new By-Laws may be adopted, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.
     Section 2. By the Stockholders. These By-Laws may be altered, amended or repealed, or new By-Laws may be adopted, by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote.

CERTIFICATION
     The undersigned, as the Secretary of GNC Corporation, hereby certifies that the foregoing is an accurate and complete copy of the By-Laws of GNC Corporation adopted by its Board of Directors on July 20, 2006, and effective as of July 27, 2006.

/s/ Mark L. Weintrub
Mark L. Weintrub, Secretary

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